FORM 8-A

Securities and Exchange Commission
Washington, D.C. 20549

For registration of certain classes of securities
pursuant to section 12(b) or (g) of the

Securities Exchange Act of 1934

Lid Hair Studios International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	7200	20-2718075	531701 10 0
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)	(CUSIP Number)

939 Davie Street, Vancouver, BC V6Z 1B9
Tel: 604-628-4658 Fax:  425-920-1020
(operating office)

Incorp Services, Inc.
3155 East Patrick Lane, Suite 1, Las Vegas, Nevada 89120-3481
Telephone: (800) 246-2677

or

Dennis Brovarone, Attorney at Law
18 Mt. Laurel Drive, Littleton, CO  80127
Tel: 303-466-4092 Fax: 303-466-4826
(Name, address and telephone number for Agent for Service)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered: Common Shares	each class is to be registered: NASD OTC:BB

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

Securities Act registration statement file number to which this form relates: 333-132120.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares
Title of Class

Item 1. Description of Registrant's Securities to be Registered.

The description of securities to be registered have been detailed in the Company’s SB-2 filed with and declared effective by the Commission on May 10, 2006.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

All exhibits defining the rights of the holders of each class of ordinary shares of the Company, including any contracts or other documents which limit or qualify the rights of such holders have been detailed in the Company’s SB-2 filed with and declared effective by the Commission on May 10, 2006.

Signature:

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant:  Lid Hair Studios International, Inc.

Date:  May 15, 2006

By: /s/ Eric Steven Anderson____________
      Eric Steven Anderson
      President and Chief Executive Officer
      Chief Financial Officer, Chief Accounting Officer
      and Director